UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2015 (September 30, 2015)

Fonon Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51443	46-4222809
(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation)	File Number)

400 Rinehart Road #1000, Lake Mary, FL		32746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (407) 477-5618

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 30, 2015, the registrant, Fonon Corporation, a Delaware corporation ("Fonon"), entered into an agreement and plan of merger (the “Merger Agreement”) with Applied Photonics, LLC, a Delaware limited liability company (“APL”), pursuant to which APL will be merged into Fonon on or about October 15, 2015. All of the members of APL are accredited investors as such term is defined in Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”), and the 11,491,135 shares of Fonon’s common stock will be issued pursuant to the exemption from registration under Rule 506 of Regulation D of the Securities Act.

Under the terms of the Merger Agreement Fonon will issue a promissory note to Elite Holdings, LLC, sole member of APL and the Manager of which is Dmitriy Nikitin who makes the investment decisions for Elite Holdings, LLC, in the principal amount of $1,400,000 bearing interest at 8% per annum and due in five years.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the completion of the Merger, Fonon will issue 11,491,135 shares of its common stock as merger consideration to APL. Additional shares of Fonon common stock shall be issued at the Effective Time as that term is defined in the Merger Agreement to the persons below in exchange for the following: (i) Arnold Bykov, a Director and Chief Design Engineer of Fonon, will receive 222,971 shares of restricted Fonon common stock as payment in full for APL's liability to him of $62,422; Dmitriy Nikitin shall receive 535,714 shares of restricted Fonon common stock as payment in full for APL’s liability to him of $150,000 and Rinehart Development and Investment Group, Fonon's landlord, shall receive 663,214 shares of restricted Fonon common stock as payment in full for APL's liability to it of $185,000, all of the above at a per share price of $.28 per share; (ii) to pay utility bills of $19,386 Rinehart Solar Farm, LLC will receive 69,236 shares of Fonon common restricted stock Fonon common stock at a per share price of $.28 per share; (iii) Fonon will pay $2,800,000 to Elite Holdings, LLC in the form of 10,000,000 shares of restricted Fonon common stock at a price per share of $0.28; and (iv) for APL's inventory, bank accounts, accounts receivables, and security deposits deemed by Fonon to be valued at $1,400,000, the issuance of a promissory note in favor of Elite Holdings, LLC in the principal amount of $1,400,000 bearing annual simple interest of 8% that is due under a five year note with monthly payments of interest and principal in equal amounts over the five years.

Item 9.01 Exhibits and Financial Statements

(a) Financial statements of businesses acquired.

The financial statements of APL required by Rule 3-05 of Regulation S-X and paragraph (a) of Item 9.01 of this Current Report on Form 8-K will be filed by Fonon by an amendment to this Current Report on Form 8-K within 71 calendar days of the date that this Current Report on Form 8-K is initially filed with the SEC.

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(b) Pro forma financial information.

The pro forma financial statements of Fonon required by Item 2.01 and paragraph (b) of Item 9.01 of this Current Report on Form 8-K will be filed by Fonon by an amendment to this Current Report on Form 8-K within 71 calendar days of the date that this Current Report on Form 8-K is initially filed with the SEC.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated September 30, 2015, between Fonon Corporation and Applied Photonics, LLC
2.2	Certificate of Merger merging Applied Photonics, LLC with and into Fonon Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 13, 2015	Fonon Corporation

	By:	/s/ Dmitriy Nikitin
Dmitriy Nikitin
President and CEO

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